Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eventbrite, Inc. of our report dated February 28, 2023 relating to the financial statements, which appears in Eventbrite, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 27, 2024